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                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               TMP WORLDWIDE INC.,

                        RICH, GARDNER & ASSOCIATES, LTD.,

                                   FRED RICH,

                                       AND

                                 FURMAN GARDNER




                           DATED AS OF AUGUST 31, 2000

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I THE MERGER.........................................................1

       1.1    The Merger.....................................................1
       1.2    Certificate of Incorporation...................................2
       1.3    Bylaws.........................................................2
       1.4    Directors and Officers.........................................2
       1.5    Effective Time.................................................2
       1.6    Filing of Certificate of Merger................................2

ARTICLE II CONVERSION OF SHARES; MANNER OF EXCHANGE..........................2

       2.1    TMP and Company Equity Interests...............................2
       2.2    Further Assurances.............................................4
       2.3    Tax Consequences...............................................5
       2.4    Treatment of Certificates......................................5

ARTICLE III-A REPRESENTATIONS AND WARRANTIES  OF THE COMPANY AND THE
              SHAREHOLDERS...................................................5

       3.1    Organization and Good Standing.................................5
       3.2    Power and Authorization........................................5
       3.3    Subsidiaries...................................................6
       3.4    Organizational Documents.......................................6
       3.5    Ownership of the Company.......................................6
       3.6    No Violation...................................................7
       3.7    No Consent Required............................................7
       3.8    Financial Statements...........................................7
       3.9    Absence of Undisclosed Liabilities.............................8
       3.10   Compliance with Laws; Permits..................................8
       3.11   Property.......................................................8
       3.12   Condition of Property and Related Matters......................9
       3.13   Material Contracts.............................................9
       3.14   Intellectual Property.........................................10
       3.15   Accounts Receivable...........................................11
       3.16   No Prebillings or Prepayments.................................11
       3.17   Employee Benefit Plans........................................11
       3.18   Salaries......................................................13
       3.19   Personnel Agreements, Plans and Arrangements..................13
       3.20   Customers.....................................................14
       3.21   Interest of the Company in Customers, etc.....................14
       3.22   Books and Records.............................................15
       3.23   Insurance Policies............................................15
       3.24   Bank Accounts.................................................15
       3.25   Taxes.........................................................15

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       3.26   Litigation....................................................18
       3.27   Environmental and Safety Requirements.........................18
       3.28   Conduct of the Business.......................................19
       3.29   Power of Attorney.............................................20
       3.30   Brokers.......................................................20
       3.31   No Illegal or Improper Transactions...........................20
       3.32   Computer Systems..............................................20
       3.33   Accounting....................................................20
       3.34   No Misrepresentation..........................................21

ARTICLE III-B REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS............21

       3.35   Shareholder Power and Authorization...........................21
       3.36   Ownership of Shares...........................................21
       3.37   Securities Matters............................................21
       3.38   Shareholder Accounting........................................23
       3.39   Regulatory Matters............................................24
       3.40   Power of Attorney.............................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TMP............................24

       4.1    Organization and Good Standing; Power.........................24
       4.2    Authorization.................................................24
       4.3    No Violation..................................................24
       4.4    No Consent Required...........................................25
       4.5    TMP Filings...................................................25
       4.6    Compliance with Rule 144......................................25
       4.7    Issuance......................................................26
       4.8    TMP Shares....................................................26

ARTICLE V     26


ARTICLE VI CONDITIONS PRECEDENT TO THE CLOSING..............................26

       6.1    Conditions Precedent to Obligations of TMP ...................26
       6.2    Conditions Precedent to Obligations of the Company and the
                Shareholders................................................27

ARTICLE VII CLOSING.........................................................29

       7.1    Closing.......................................................29
       7.2    Deliveries by the Company and the Shareholders................29
       7.3    Deliveries by TMP.............................................30
       7.4    Filings at the Closing........................................31

ARTICLE VIII OTHER AGREEMENTS...............................................31

       8.1    Confidentiality...............................................31

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       8.2    Trading Prohibition...........................................33
       8.3    Survival of Representation and Warranties.....................33
       8.4    Cooperation After the Closing.................................33
       8.5    Registration of TMP Shares....................................34
       8.6    Tax Matters...................................................35
       8.7    Company 401(k) Plan...........................................36

ARTICLE IX INDEMNIFICATION..................................................36

       9.1    Indemnification by the Company and the Shareholders...........36
       9.2    Indemnification by TMP........................................37
       9.3    Procedure for Indemnification.................................38
       9.4    Additional Limitations on Indemnification Rights..............38
       9.5    Waiver of Claims..............................................39
       9.6    Sole Remedy for Damages.......................................39

ARTICLE X MISCELLANEOUS.....................................................40

       10.1   Notices, Consents, etc........................................40
       10.2   Severability..................................................41
       10.3   Amendment and Waiver..........................................41
       10.4   Documents.....................................................41
       10.5   Counterparts..................................................42
       10.6   Expenses......................................................42
       10.7   Governing Law.................................................42
       10.8   Headings......................................................42
       10.9   Assignment....................................................42
       10.10  Definitions...................................................42
       10.11  Entire Agreement..............................................43
       10.12  Third Parties.................................................44
       10.13  Interpretative Matters........................................44
       10.14  No Strict Construction........................................44
       10.15  Default.......................................................44

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                          AGREEMENT AND PLAN OF MERGER


            THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of this 31st day of August, 2000, by and among TMP Worldwide Inc., a Delaware corporation ("TMP"), Rich, Gardner & Associates Ltd., a Georgia corporation (the "COMPANY"), Fred Rich ("RICH") and Furman Gardner ("GARDNER") (collectively, the "SHAREHOLDERS" and, individually, each a "SHAREHOLDER"). The Company and TMP are hereinafter sometimes collectively referred to as the "CONSTITUENT CORPORATIONS."

            WHEREAS, the Shareholders collectively own all of the equity interests in the Company (the "EQUITY INTERESTS"), as set forth on SCHEDULE A hereto;

            WHEREAS, the Boards of Directors of TMP and the Company deem it advisable and in the best interests of each corporation and its shareholders that TMP and the Company combine in order to advance the long-term business interests of TMP and the Company, and the Shareholders so agree to the merger of the Company with and into TMP (the "MERGER");

            WHEREAS, for federal income taX purposes, the parties intend that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

            WHEREAS, for accounting purposes, the parties intend that the Merger shall be accounted for as pooling of interests; and

            WHEREAS, the parties wish to set forth certain other agreements among them.

            NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

            1.1   THE MERGER.

            (a) In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "GCL"), at the Effective Time (as defined in SECTION 1.5), the Company shall be merged with and into TMP and TMP shall be the surviving corporation of the Merger (hereinafter sometimes called the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be the name of TMP prior to the Merger. At the Effective Time, the separate existence of the Company shall cease.


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            (b) The Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of the Constituent Corporations and shall by operation of law assume and be liable for all the liabilities and obligations of the Constituent Corporations.

            1.2 CERTIFICATE OF INCORPORATION.

From and after the Effective Time, the certificate of incorporation of TMP shall be the certificate of incorporation of the Surviving Corporation, which certificate of incorporation may be amended after the Effective Time as set forth therein or in its bylaws or in accordance with the GCL.

            1.3 BYLAWS.

From and after the Effective Time, the bylaws of TMP shall be the bylaws of the Surviving Corporation which bylaws may be amended after the Effective Time as set forth therein or in its certificate of incorporation or in accordance with the GCL.

            1.4 DIRECTORS AND OFFICERS

From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers and directors of TMP at the Effective Time shall be the officers and directors of the Surviving Corporation.

            1.5 EFFECTIVE TIME.

Subject to the provisions of this Agreement, the Merger shall become effective on the date and at the time of filing of the certificate of merger, in the form required by and executed in accordance with the GCL with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER") or at such other time specified in the Certificate of Merger. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME."

            1.6 FILING OF CERTIFICATE OF MERGER.

At the Closing (as defined in SECTION 7.1), each of TMP and the Company shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the GCL, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

                                   ARTICLE II
                    CONVERSION OF SHARES; MANNER OF EXCHANGE

            2.1 TMP AND COMPANY EQUITY INTERESTS.

            (a) Each Equity Interest issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be outstanding, shall be canceled and retired and shall cease to exist; and each


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holder of certificates representing Equity Interests shall thereafter cease to have any rights with respect to such Equity Interests, except that all of such Equity Interests shall be converted into the right to receive such Shareholder's proportionate share (based on the number of outstanding Equity Interests on the Closing Date) of 43,535 unregistered shares of TMP Common Stock (as defined below) which equals that number of TMP Shares obtained by dividing $3,300,000 (the "MERGER CONSIDERATION") by $75.802, the average of the closing sale prices of a share of TMP Common Stock as reported by the Nasdaq National Market for the thirty (30) consecutive Nasdaq trading day period ending on August 11, 2000 (the "IMPUTED TMP SHARE VALUE"). As used herein, the term "TMP COMMON STOCK" means shares of common stock, $.001 par value per share, of TMP (or such other securities of TMP for which the outstanding TMP Common Stock is exchanged, without the receipt of new consideration by TMP, through a reorganization, reclassification or similar change). TMP shall not be required to issue fractional shares of TMP Common Stock, and any resulting fractional shares will be rounded up to the nearest whole share of TMP Common Stock. The shares of TMP Common Stock issuable to the Shareholders hereunder in exchange for the Equity Interests are sometimes collectively referred to as the "TMP SHARES" and individually as a "TMP SHARE."

            (b) Notwithstanding anything contained in this Section to the contrary, each Equity Interest of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion therefor, and no payment shall be made with respect thereto.

            (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company's Equity Interests that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing the Company's Equity Interests are presented to the Surviving Corporation, they shall be canceled.

            (d) ADJUSTMENT. Notwithstanding anything to the contrary contained herein, as soon as practicable and in any event no later than thirty days after the Closing, the Shareholders shall deliver to TMP an unaudited balance sheet and statements of income and cash flows for the Company as of and for the period July 1, 2000 through the day immediately preceding the Closing Date (collectively, the "CLOSING DATE FINANCIALS"). The Closing Date Financials shall be prepared on the same basis as the Company's other financial statements set forth on SCHEDULE 3.8 hereto, include all normal and recurring adjustments necessary for a fair presentation of the information set forth therein. As soon as is reasonably practicable, but in any event within 45 days following the receipt of the Closing Date Financials, TMP shall complete a review of the Closing Date Financials and shall inform the Shareholders in writing that the Closing Date Financials are acceptable or object to the Closing Date Financials in writing, setting forth a specific description of TMP's objections. If TMP does not so object to the Closing Date Financials, then TMP will be deemed to have accepted the Closing Date Financials. If TMP so objects to the Closing Date Financials and the Shareholders do not agree with TMP's objections or such objections are not resolved on a mutually agreeable basis within 15 days of the Shareholders' receipt of TMP's objections, any such disagreements shall be promptly submitted by either party to a mutually agreeable independent certified public accounting firm (the "Independent Firm"). The Independent Firm shall resolve such dispute within 30 days after submission of the dispute by the parties. The decision of the Independent Firm shall be final and


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binding upon the Shareholders and TMP and its fees, costs and expenses shall be borne by the party against which the Independent Firm shall rule or proportioned as deemed appropriate by such Independent Firm.

            (e) The Merger Consideration shall be adjusted upward, on a dollar-for-dollar basis, by the amount that Equity (as defined below) is greater than $0, as shown on the balance sheet included in the Closing Date Financials (the "CLOSING BALANCE SHEET"), as finally determined, or downward, on a dollar-for-dollar basis, by the amount that Equity is less than $0, as shown on the Closing Balance Sheet as finally determined. "EQUITY" is defined as total assets minus total liabilities, calculated using generally accepted accounting principles, consistently applied minus the aggregate cash surrender value as of the Closing Date of the life insurance policies held by the Company on the lives of the Shareholders as set forth on the Financial Statements. Total liabilities shall include a provision for any liability that may be imposed on the Company or TMP as a result of the change from the cash to the accrual method of accounting with respect to the Company. In the event of an upward adjustment in the Merger Consideration, TMP shall deliver to the Shareholders within 10 business days of the acceptance of the Closing Balance Sheet as finally determined one or more certificates representing additional whole shares of TMP Common Stock having a value equal to the amount of such upward adjustment divided by the Imputed TMP Share Value. In the event of a downward adjustment in the Merger Consideration, the Shareholders, shall deliver to TMP within 10 business days of the acceptance of the Closing Balance Sheet as finally determined one or more certificates representing whole shares of TMP Common Stock, along with executed stock powers, with all necessary stock transfer and other documentary stamps attached, free and clear of any Liens (defined below), having a value equal to the amount of such downward adjustment (based upon the Imputed TMP Share Value). The Merger Consideration, as adjusted pursuant to this
Section 1.2 (b), shall be referred to as the "ADJUSTED MERGER CONSIDERATION."

            (f) EXCHANGE OF INTERESTS. As soon as practicable after the Effective Time, the Shareholders shall surrender to TMP certificate(s) representing all of the issued and outstanding Equity Interests, with all necessary stock transfer and other documentary stamps attached, stock powers and any other documents that are necessary to transfer to TMP good and marketable title to the Common Stock free and clear of all Liens (as defined in SECTION 10.10), including any and all assignment and transfer documents as reasonably requested by TMP (the "TRANSFER DOCUMENTS"). Upon such surrender, such certificates shall forthwith be canceled and the holders thereof shall be entitled to receive the Merger Consideration in accordance with this ARTICLE II, subject to the post-closing adjustment.

            (g) ISSUANCE OF TMP COMMON STOCK. Promptly after the surrender and delivery to TMP of the outstanding Equity Interests, duly endorsed in blank or accompanied by stock power(s) duly executed in blank, that are necessary to transfer to TMP good and marketable title to such Equity Interests free and clear of all Liens, TMP shall distribute the Merger Consideration. TMP will use its best efforts to deliver the certificates representing the Merger Consideration to the Shareholders at the Closing.

            2.2 FURTHER ASSURANCES.


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At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other actions as TMP may request in order to effectively sell, transfer and assign the Equity Interests to TMP and confirm TMP's title thereto.

            2.3 TAX CONSEQUENCES.

For federal income tax purposes, the Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and the parties agree to report and file all necessary documentation in a manner consistent with the characterization of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

            2.4 TREATMENT OF CERTIFICATES.

            Until surrendered in accordance with the provisions of this Section 2.4, each Certificate shall represent, for all purposes, only the right to receive the pro rata portion of the Merger Consideration subject to the post-closing adjustment pursuant to this Article II in respect of the number of Equity Interests previously evidenced by such Certificate.

                                 ARTICLE III-A
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

            As an inducement to TMP to enter into and perform its obligations under this Agreement, the Company and the Shareholders, jointly and severally, represent and warrant to TMP (as of the Closing Date unless otherwise indicated) as follows:

            3.1 ORGANIZATION AND GOOD STANDING.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Georgia. It has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is not, and is not required to be, licensed or qualified to do business in any other jurisdiction.

            3.2 POWER AND AUTHORIZATION.

            (a) The Company has full corporate power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "MERGER DOCUMENTS") to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Merger. This Agreement and the Merger Documents to which it is or will be a party have been or will be duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.


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            (b) Each of the Shareholders has full power and authority to execute and deliver this Agreement and each of the Merger Documents to which he is a party, and to perform his obligations hereunder and thereunder and to consummate the Merger. This Agreement and the Merger Documents to which he is or will be a party have been or will be duly executed and delivered by such Shareholder, as applicable, and constitute the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms.

            (c) The execution and delivery of this Agreement and the Merger Documents, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been or will be duly authorized by the Company and by the Shareholders.

            3.3 SUBSIDIARIES.

The Company does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

            3.4 ORGANIZATIONAL DOCUMENTS.

The copies of the certificate of incorporation and bylaws of the Company, each as heretofore amended, which have been delivered to TMP, are true, complete and correct. The minute books of the Company made available to TMP are true, correct and complete and contain a summary of all meetings of directors and shareholders of the Company since the time of incorporation of the Company.

            3.5 OWNERSHIP OF THE COMPANY.

The authorized capital stock of the Company consists of 10,000 shares of common stock, 1,000 of which are issued and outstanding and are owned of record by the Shareholders as set forth on SCHEDULE A. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Equity Interests are as set forth in the certificate of incorporation of the Company, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All of the Company's outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. There are no contracts, commitments or undertakings of any kind for the issuance of additional shares of capital stock or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any shares of the Equity Interests or other instruments convertible into or exchangeable for such shares or interests, which will not be exercised on or prior to the Closing Date. There are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend


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or other rights with respect to the capital stock or Equity Interests, as applicable, of the Company to which the Company is a party or which are known to the officers of the Company.

            3.6 NO VIOLATION.

Except as set forth on SCHEDULE 3.6, the execution, delivery and performance by the of the Company and the Shareholders of this Agreement and the Merger Documents and the consummation of the transactions contemplated herein and therein do not and will not:

            (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Company, or any of its properties or assets, may be bound or affected;

            (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree applicable to the Company; or

            (c) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, each as heretofore amended.

            3.7 NO CONSENT REQUIRED.

Except as set forth in SCHEDULE 3.7, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by the Company in connection with the authorization, execution, delivery or performance of this Agreement, the Merger Documents or the Merger. Each consent set forth on
SCHEDULE 3.7 has been obtained by the Company except as set forth thereon.

            3.8 FINANCIAL STATEMENTS.

SCHEDULE 3.8 contains the audited financial statements of and for the fiscal years ended December 31, 1998 and 1999, the unaudited balance sheet, statement of income and statement of stockholder's equity as of December 31, 1997, 1996 and 1995 and for the years then ended and the unaudited balance sheet, statement of income and statement of members' equity as of June 30, 2000 and for the six months ended June 30, 2000 and 1999. No later than thirty days after the Closing, the Shareholders shall deliver to TMP the Closing Date Financials. The materials included in SCHEDULE 3.8 hereto are sometimes collectively referred to herein as the "FINANCIAL STATEMENTS."

            The Financial Statements are, and the Closing Date Financials will be, consistent with the books and records of the Company and in accordance with the generally accepted accounting principles consistently applied on the accrual basis and fairly present the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of income for the periods then ended. The statements of income included in the


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Financial Statements do not, and included in the Closing Date Financials will not, contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified on SCHEDULE 3.8. The Company has paid off all accounts payable owed and outstanding as of the Closing Date such that the amount of accounts payable set forth in the Closing Date Financials will be zero. Aggregate distributions paid to the Shareholders for the period from January 1, 2000 through August 31, 2000 are approximately equal to the taxable income of the Company for the same period.

            3.9 ABSENCE OF UNDISCLOSED LIABILITIES.

The Company does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, unliquidated or otherwise and whether due or to become due whether known or unknown), including but not limited to liabilities or obligations on account of Taxes (as defined in SECTION 10.10) or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except for debts, liabilities or obligations (a) reflected in the balance sheet as of December 31, 1999 or included as part of SCHEDULE 3.8, (b) under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto, (c) arising in the ordinary course of business, consistent in form and amount with past practice, since December 31, 1999, none of which debts, liabilities or obligations, individually or in the aggregate, is material in amount with respect to the business, prospects, results of operations, financial condition or assets of the Company, (d) set forth on SCHEDULE 3.9, and (e) associated with this Agreement and the Merger set forth on SCHEDULE 3.9. The Company is not under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof.

            3.10 COMPLIANCE WITH LAWS; PERMITS.

The Company is in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all material respects. Neither the Company nor any Shareholders have received notice (written or oral) of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to it. The Company holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "PERMITS") necessary for the conduct of its business. All such Permits are in full force and effect, and will remain with the Company upon, and will not be affected by, the Closing. There is no condition, nor has any event occurred, which constitutes a violation of the terms of any Permit and no cancellation, modification or revocation of any of the Permits is pending or, to the knowledge of the Company and the Shareholders, threatened.

            3.11 PROPERTY.

            (a) Except as set forth on SCHEDULE 3.11(a), the Company does not own any real property. The Company has good and marketable title or rights as lessee to all material real, personal, mixed, tangible and intangible property of any kind or nature owned or used by it, and the Company owns each of the assets shown or reflected on the Financial Statements as belonging to it, free and clear of all Liens (as defined in SECTION 10.10), except for Liens identified on SCHEDULE 3.11(a) hereto. The assets and properties owned or leased by the

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Company are sufficient to operate and conduct its Business in all respects in a manner consistent with the Company's past practice.

            (b) All material leases of real and personal property leased by the Company and utilized in its Business, including any and all leases with related parties or any Affiliates (as defined in SECTION 10.10 below) (collectively, the "LEASED PROPERTY"), are listed on SCHEDULE 3.11(b), and true, correct and complete copies previously have been furnished to TMP. All leases with Affiliates and related parties carry terms and conditions no less favorable nor more favorable in all material respects to the Company than those which could have been obtained in arms' length transactions with unrelated third parties. The Company enjoys peaceful and undisturbed possession under all such leases. Any real property that the Company occupies or leases under such leases is in good condition and repair, with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of the Business.

            3.12 CONDITION OF PROPERTY AND RELATED MATTERS.

            (a) All buildings, machinery, equipment and other tangible assets used by the Company are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at the premises leased by the Company at Roswell Ridge Office Park, 8215 Roswell Road, Building 800 or as otherwise identified on
SCHEDULE 3.12 hereto.

            (b) The properties and assets reflected in the balance sheet as of December 31, 1999 which is a part of the Financial Statements and the balance sheet to be included in the Closing Date Financials had, as of such date, in the aggregate a fair market or realizable value at least equal to the value thereof as reflected therein. The Company is not contemplating any capital expenditure in excess of $10,000 individually or in the aggregate which has not been disclosed to TMP in writing.

            3.13 MATERIAL CONTRACTS.

The Company has not entered into and is not bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, other than those identified on SCHEDULE 3.13 hereto (the "MATERIAL CONTRACTS"); true, correct and complete copies of all Material Contracts previously have been furnished to TMP or its counsel. Except as set forth on SCHEDULE 3.13, the Company is not in default, and no event has occurred which would constitute a default by the Company, or to the knowledge of the Company and the Shareholders, any other party under any Material Contract or any other material obligation owed by the Company and, to the knowledge of the Company and the Shareholders, no event has occurred which would constitute a default by any other party to any such Material Contract or obligation. Except as set forth on SCHEDULE 3.13, the continuation, validity and effectiveness of all Material Contracts will in no way be affected by the Merger and there are no negotiations pending to revise the terms of any such Material

Contracts. Except as set forth on SCHEDULE 3.13, the Company is not a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict the ability of the Company to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world.

            3.14 INTELLECTUAL PROPERTY.

            (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of the Business as presently conducted and none of such Proprietary Rights have been abandoned;

            (b) No claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company and the Shareholders, is threatened, and, to the knowledge of the Company and the Shareholders, there is no basis for any such claim;

            (c) None of the Company, any Shareholder nor any registered agent of the Company has received any notice of, nor is the Company or any Shareholder aware of any reasonable basis for any allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, the Shareholders, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

            (d) The Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and none of the Company or the Shareholders knows of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the Merger; and

            (e) All personnel, including without limitation employees, agents, consultants and contractors, who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (1) have been party to a "work for hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) As used herein, the term "PROPRIETARY RIGHTS" means all proprietary information of the Company, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the Business, including those proprietary, industrial or intellectual property rights found at the Company's websites listed on SCHEDULE 3.14.

            (g) The consummation of the transactions contemplated by this Agreement will result in the Surviving Corporation having all right, title and interest in and to the Proprietary Rights and will not adversely affect the right of TMP or the Surviving Corporation to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. SCHEDULE 3.14 sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

            3.15 ACCOUNTS RECEIVABLE.

SCHEDULE 3.15 is a true, correct and complete listing and aging of the accounts receivable of the Company as of December 31, 1999, determined in accordance with generally accepted accounting principles consistently applied and which Schedule is prepared on a basis that is consistent with the presentation in the Financial Statements and sets forth the standard billing practices of the Company. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. None of the accounts receivable of the Company are subject to counterclaims or set-offs and all of the accounts receivable of the Company are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts have been established by the Company and set forth on SCHEDULE 3.15 and which reserves have been adequately reflected on, and are consistent with the presentation in, the Financial Statements attached hereto on the date hereof.

            3.16 NO PREBILLINGS OR PREPAYMENTS.

Except as set forth on SCHEDULE 3.16, the Company has not billed and will not bill, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date. To the extent that accounts receivable include pre-billed amounts, the corresponding liabilities have been accrued to the extent actual invoices representing such liabilities have not been recorded on the Company's books.

            3.17 EMPLOYEE BENEFIT PLANS.

Except as set forth in SCHEDULE 3.17, neither the Company nor any Plan Affiliate (as defined in SECTION 10.10 below) has maintained, sponsored, adopted, entered into, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any employee benefit plan, program or arrangement for the benefit of any current or former employee, officer, director or consultant of the Company or its predecessors (or any beneficiaries or dependents of such individuals) whether or not written or pursuant to a collective bargaining agreement, which has been in effect at any time since January 1, 1996 or which could give rise to or result in the Company or Buyer having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due including, without limitation, any "employee pension benefit plan" (as defined in Section 3(2) of ERISA (as defined in SECTION 10.10 below)), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), "employee benefit plan" (as defined in
Section 3(3) of ERISA), plan of deferred compensation, medical plan, life insurance plan, disability plan, dental plan or other plan providing, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, employment agreement, or consulting agreement or any other benefit program or contract (collectively, "EMPLOYEE BENEFIT PLANS"). True, correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer along with all applicable summary plan descriptions, material employee communications, annual reports for the two most recent years, the most recent annual and periodic accounting of plan assets, the most recent determination letter of the Internal Revenue Service and the most recent actuarial valuation relating thereto. Each Employee Benefit Plan (which, for purposes of this sentence and notwithstanding the reference to January 1, 1996 above, includes any such plan maintained, sponsored, adopted, contributed to or obligated to by the Company or any Plan Affiliate within the last six years) has been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances, orders and other requirement of law. The Company and the Plan Affiliates have fulfilled all applicable obligations under the minimum funding standards of ERISA and the Code (as defined in Section 10.10 below), have not incurred and will not incur any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") and have not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA). None of the Employee Benefits Plans is a "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA and neither the Company nor any Plan Affiliate contributes to or has an obligation to contribute to, or has within the last six years contributed to or had an obligation to contribute to, a Multi-employer Plan. Each Employee Benefit Plan which is intended to be a tax qualified plan under Section 401(a) of the Code has been since its inception so qualified and is the subject of a favorable determination or opinion letter from the Internal Revenue Service with respect to such qualified status. No termination, cancellation, discontinuance or other fees are or would become payable as a result of the termination or discontinuance of any group annuity contract maintained under any Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the Internal Revenue Service. With respect to each Employee Benefit Plan, there has occurred no transaction prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption is not currently in effect. The consummation of the transactions contemplated by this Agreement and the Merger Documents will not (either alone or in conjunction with another event, such as termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Merger Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Each Employee Benefit Plan may be unilaterally terminated and/or amended by the Company at any time without damage or penalty. All contributions, insurance premiums, benefits and other payments to or under each Employee Benefit Plan with respect to all through the Closing have or will be made prior to the Closing or have been accrued on the Financial Statements or will be accrued on the Closing Date Financials, in each case in accordance with GAAP consistently applied. With respect to each Employee Benefit Plan, (i) the Company has no knowledge of any application, proceeding or other matter that is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened; and (iii) to the knowledge of the Company, no facts exist which are likely to give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company or the plan assets. Neither the Company nor any Plan Affiliate maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services.

            3.18 SALARIES.

SCHEDULE 3.18 contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Company whose current annual compensation is or is expected to be in excess of $50,000. Except as set forth on SCHEDULE 3.18 there has been no increase in the compensation of the foregoing individuals or independent contractors since December 31, 1999. There has not been any promise to the employees listed on
SCHEDULE 3.18 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with past compensation practices of the Company, and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE 3.17 or 3.18. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees.

            3.19 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS.

Except as listed in SCHEDULES 3.17, 3.18, 3.19 and 3.26, the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement, true, correct and complete copies of which previously have been furnished to TMP. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of the Company and any of the Shareholders, is threatened against the Company nor do the Company or the Shareholders know any basis for any such allegation, charge, or complaint. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with generally accepted accounting principles consistently applied and consistent with the Financial Statements, and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. The Company is not liable for any arrears of wages or any taxes or penalties with respect to the foregoing. The Company has not entered into and is not obligated to enter into any agreement relating to the payment of vacation pay to any employee, and it has no obligation to any employees to provide them with pay for vacation time other than as required by generally applicable provisions of law. Neither the Company nor any Shareholder has received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, nor to the best knowledge of the Company and the Shareholders does any employee intend to terminate his or her employment with the Company as a result of the Merger. There are no administrative charges or court complaints pending or, to the knowledge of the Company and the Shareholders, threatened against the Company concerning alleged employment discrimination or any other matters relating to the employment of labor. No trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor right, (ii) has applied to be certified as the bargaining agent of the Company's employees, or (iii) has applied to have the Company declared a related employer pursuant to the provision of applicable law. Except as set forth in SCHEDULE 3.19, no claim, injunction, fact, event or condition exists which would give rise to a material claim by any employee or former employee (including dependents and spouses thereof and other individuals covered thereunder) of the Company under any workers compensation laws, regulations, requirements or programs.

            3.20 CUSTOMERS.

SCHEDULE 3.20 is a complete list by dollar volume of billings (for the fiscal year ended December 31, 1999) of the Company's top twenty customers by revenue. Except as set forth on SCHEDULE 3.20, since December 31, 1999, none of these customers has canceled or otherwise terminated, or, to the knowledge of the Company and the Shareholders, threatened to cancel or otherwise terminate, its relationship with the Company or reduced, or to the knowledge of the Company and the Shareholders, threatened to reduce, its business with the Company. Neither the Company nor any of the Shareholders have received any notice or has any knowledge or reason to believe that any customer intends to cancel or otherwise modify its relationship with the Company on account of the Merger or otherwise.

            3.21 INTEREST OF THE COMPANY IN CUSTOMERS, ETC.

Except as set forth on SCHEDULE 3.21, neither the Company, the Shareholders nor any of their respective Affiliates has any direct or indirect ownership interest in or other business relationship with any competitor, supplier or customer of the Company, or in any person from whom or to whom the Company leases any real or personal property or in any other person with whom the Company has any business relationship. SCHEDULE 3.21 describes (i) all management, administrative, computer, telephone or other services provided to the Company by any of the Company's Affiliates, or any of the Affiliates of the officers or Shareholders of the Company, and all such services provided by the Company to any of such persons and entities, and (ii) all other contracts, agreements, arrangements or transactions (including the purchase and sale of inventory, supplies and other goods) between the Company, on the one hand, and any of such individuals or entities on the other hand, currently in effect, including, without limitation any agreement or arrangement relating to indebtedness to or from any of such individuals or entities, in each case setting forth the terms thereof if not effected on an arm's-length basis.

            3.22 BOOKS AND RECORDS.

All the books, records and accounts of the Company are in all material respects accurate and complete, accurately reflect all matters normally entered into the books, records or accounts maintained by similar small businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Company and accurately present and reflect in all material respects all of the transactions described therein. The Company has accounting controls sufficient to ensure that its transactions are in all material respects executed in accordance with its management's general or specific authorization.

            3.23 INSURANCE POLICIES.

SCHEDULE 3.23 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Company or otherwise covering the Company, its employees or assets. Such policies are in full force and effect, and the Company is not in default under any of them. The Company has not received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies nor, to the knowledge of the Company and the Shareholders, is there any basis for any such action. SCHEDULE 3.23 also contains a list of all pending claims with any insurance company (other than health, medical and dental insurance claims of employees) and any instances within the previous three years of a denial of coverage of the Company by any insurance company.

            3.24 BANK ACCOUNTS.

SCHEDULE 3.24 is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box and the names of all persons authorized to draw thereon or to have access thereto.

            3.25 TAXES.

Except as set forth on SCHEDULE 3.25:

            (a) All Tax Returns (as defined in SECTION 10.10) required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

            (b) All Taxes (whether or not shown on any Tax Return) payable by or on behalf of the Company or with respect to its income, assets or operations have been fully and timely paid. The cash reserves or accruals, if any, for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the Closing Date, will be, sufficient for all unpaid Taxes of the Company through and including the Closing Date (including, without limitation, any Taxes resulting from the transactions contemplated by this Agreement). The Company has no liability for Taxes of any other person as a transferee, successor, by contract or otherwise.

            (c) The Company has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations), and no power of attorney granted by the Company with respect to any Tax matter is currently in force.

            (d) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (e) TMP has been provided complete copies of (i) all U.S. federal, state and local, and foreign income or franchise Tax Returns of the Company relating to the taxable periods beginning after 1995 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and its income, assets or operations. SCHEDULE 3.25 lists the income and franchise Tax Returns filed by or on behalf of the Company that have been examined by the relevant taxing authority.

            (f) SCHEDULE 3.25 lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company and indicates those Taxes with respect to which the Company is or has been a member of an Affiliated Group for any Tax purpose. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

            (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid and there are no other audits or investigations by any taxing authority or proceedings in progress, nor has the Company or the Shareholders received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

            (h) Neither the Company nor any other Person on behalf of the Company has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company, (B) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter,
(C) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

            (i) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

            (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

            (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by TMP by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in
Section 162(m) of the Code.

            (l) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

            (m) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company.

            (n) All material Federal Tax elections of the Company are clearly set forth in the Tax Returns described in Section 3.25(e)(i).

            (o) The Company has never been a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group. The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for tax purposes.

            (p) No shares of capital stock of the Company have been (or, prior to the Closing Date, will be) redeemed prior to or in connection with the transactions contemplated by this Agreement, and the Company has not made (and, prior to the Closing Date, will not make) any extraordinary distribution (within the meaning of Section 1.368-IT(e) of the Treasury Regulations) with respect to its stock prior to or in connection with the Merger. The consummation of the Merger will not result in Taxes payable by the Company.

            (q) To the knowledge of the Company and the Shareholders, the Company has not taken or agreed to take any action that would, or has knowledge of, any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (r) The Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where it is required to file a Tax Return to be treated as an "S" corporation for all taxable periods since its incorporation. There has been no voluntary or involuntary termination or revocation of any such election. Other than the Georgia net worth tax, the Company is not subject to any entity-level income, franchise or similar Taxes imposed by any taxing authority.

            (s) None of the Shareholders is a foreign person within the meaning of Section 1445 of the Code.

            3.26 LITIGATION.

 Except as set forth in SCHEDULE 3.26, there is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company and the Shareholders, threatened against or involving the Company (or pending or, to the knowledge of the Company and the Shareholders, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the Merger, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company and the Shareholders, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Company is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Neither the Company nor any Shareholder has received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them are exposed to any liability which may be material to the business, prospects, results of operations, financial condition or assets of the Company. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of the assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency, body or officer.

            3.27 ENVIRONMENTAL AND SAFETY REQUIREMENTS.

The Company is, in all material respects, in compliance with all applicable Environmental and Safety Requirements (as defined below), and possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. Neither the Company nor any Shareholder has received any notice or other communication from any party with respect to the failure by the Company to comply with Environmental and Safety Requirements. For purposes of this Agreement, "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended or hereafter amended. The Company has no, nor are its properties subject to, nor are there any facts or circumstances which the Company or the Shareholders reasonably believe could form the basis for, any liability, contingent or otherwise, arising out of any Environmental and Safety Requirements. The Company does not have in its possession or under its control any hazardous substances.

            3.28 CONDUCT OF THE BUSINESS.

Except as set forth on SCHEDULE 3.28, since December 31, 1999, the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), results of operations, employee or customer relations, business activities or business prospects of the Company, nor does the Company or the Shareholders know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the business condition (financial or otherwise), results of operations, prospects or activities of the Company, whether or not covered by insurance. Without limitation of the foregoing and except as set forth on
SCHEDULE 3.28, since December 31, 1999, the Company has not:

            (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any material assets or property rights except in the ordinary course of business consistent with past custom or practice;

            (b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

            (c) made any loan or advance to any party in excess of $5,000;

            (d) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock;

            (e) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;

            (f) increased the compensation payable to any of its officers, employees or agents;

            (g) paid any amounts to or for the benefit of any of the Shareholders or;

            (h) entered into any other material transaction, or committed to any of the foregoing.

            3.29 POWER OF ATTORNEY.

Neither the Company nor any Shareholder has given to any person or entity for any purpose any power of attorney which is currently in effect.

            3.30 BROKERS.

Neither the Company nor any Shareholder has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Merger Documents.

            3.31 NO ILLEGAL OR IMPROPER TRANSACTIONS.

Neither of the Company, nor any Shareholder nor any of the Company's directors or officers has, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

            3.32 COMPUTER SYSTEMS.

The computer systems of the Company listed on SCHEDULE 3.32 (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) constitute all computer systems necessary to conduct the Business as presently conducted. The Company has not experienced any material problems or difficulties with such computer systems related to or resulting from the "Year 2000" concern.

            3.33 ACCOUNTING.

Neither the Company nor any of the Company's directors or officers has taken any action nor is the Company or any of the Shareholders aware of any facts or circumstances in respect of the Company or its accounting procedures which such person believes may have the effect of precluding accounting for the transactions contemplated by this Agreement and the Merger Documents as a "pooling of interests," which facts or circumstances have not been disclosed to TMP or to its independent auditors. Except as disclosed on SCHEDULE 3.33, since April 1, 1998: (i) the Company has not in any way changed the equity interests of its securities; (ii) the Company has not acquired any treasury securities; and (iii) the Company has not disposed of significant assets, and any changes in equity interests, acquisitions of treasury securities or disposal of assets disclosed on SCHEDULE 3.33 were not in contemplation of the transactions contemplated by this Agreement.

            3.34 NO MISREPRESENTATION.

The representations and warranties of the Company and the Shareholders set forth in this Agreement or any of the Merger Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which they were made, not misleading as of the Closing Date. There is no material fact or information particular to the business of the Company which has not been disclosed to TMP in writing which materially adversely affects or could reasonably be anticipated to materially adversely affect the business, condition (financial or otherwise), property or assets of the Company or the ability of the Company to consummate the Merger as of the Closing Date.



                                  ARTICLE III-B
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

            As an inducement to TMP to enter into and perform its obligations under this Agreement, each Shareholder severally (and not jointly with the Company or any other Shareholder) represents and warrants to TMP (as of the Closing Date unless otherwise indicated) as follows:

            3.35 SHAREHOLDER POWER AND AUTHORIZATION.

Each of the Shareholders has full power and authority to execute and deliver this Agreement and each of the other Merger Documents to which he is or will be a party, and to perform his obligations hereunder and thereunder and to consummate the Merger. This Agreement and the Merger Documents to which each of them is or will be a party, have been or will be duly executed and delivered by such Shareholder and constitute the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

            3.36 OWNERSHIP OF SHARES.

Such Shareholder is the legal record and beneficial owner of the Equity Interests set forth on SCHEDULE A hereto. Such Shareholder owns his Equity Interests free and clear of any Liens.

            3.37 SECURITIES MATTERS.

Except as set forth on SCHEDULE 3.37:

            (a) Such Shareholder has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as TMP as to be capable of evaluating the merits and risks of an investment in the TMP Common Stock.

Such Shareholder has the financial ability to bear the economic risk of his investment in the TMP Common Stock being acquired hereunder, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in TMP.

            (b) Such Shareholder is acquiring the TMP Shares for his own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Such Shareholder understands that the TMP Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of such Shareholder's investment intent as expressed herein. Such Shareholder acknowledges that his representations and warranties contained herein are being relied upon by TMP as a basis for the exemption of the issuance of the TMP Common Stock hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

            (c) Such Shareholder acknowledges that the TMP Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Such Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about TMP and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Such Shareholder understands that only TMP can take action to register the TMP Shares.

            (d) Such Shareholder has relied upon independent investigations made by such Shareholder and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of TMP and realizes the TMP Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return. Such Shareholder has, among other things, accessed and carefully reviewed (i) TMP's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) TMP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, (iii) TMP's Proxy Statement dated May 19, 2000, (iv) TMP's Registration Statement on Form S-1 (SEC file number 333-41996) and all amendments thereto, (v) TMP's current Reports on Form 8-K filed in 2000, and (vi) all other information filed by TMP pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since January 1, 2000. Such Shareholder acknowledges that in connection with the Merger, neither TMP nor anyone acting on its behalf or any other person has made, and such Shareholder is not relying upon, any representations, statements or projections concerning TMP, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the TMP Shares or TMP's business or any other matter in relation to TMP's business or affairs. Such Shareholder has had an opportunity to discuss TMP's business, management, financial affairs and acquisition plans with TMP's management, to review TMP's facilities, and to obtain such additional information concerning such Shareholder's investment in the TMP Shares in order for such Shareholder to evaluate its merits and risks, and such Shareholder has determined that the TMP Shares are a suitable investment for such Shareholder and that at this time such Shareholder could bear a complete loss of his investment.

            (e) Such Shareholder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement and the Merger Documents or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and such Shareholder must forego the security, if any, that such a review would provide.

            (f) Such Shareholder understand and acknowledge that neither the IRS nor any other tax authority has been asked to rule on the tax consequences of the Merger or by the Merger Documents and, accordingly, in making his decision to acquire the TMP Shares such Shareholder has relied upon the investigations of such Shareholder's own tax and business advisers in addition to such Shareholder's own independent investigations, and that such Shareholder and such Shareholder's advisers have fully considered all the tax consequences of such Shareholder's acquisition of the TMP Shares.

            (g) Except as set forth on SCHEDULE A, such Shareholder is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D under the Securities Act by reason of being a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

            (h) Such Shareholder understands that all certificates for the TMP Shares issued to the Shareholders shall bear a legend in substantially the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

            3.38 SHAREHOLDER ACCOUNTING.

Such Shareholder has not taken or agreed to take any action, and is not aware of any facts or circumstances in respect of the Company or its accounting procedures, which is reasonably likely to prevent the transactions contemplated by this Agreement and the Merger Documents from being accounted for as a "pooling of interests." Such Shareholder has not (i) sold, transferred or assigned any securities of the Company or (ii) at any time in any way reduced his risk or committed to reduce his risk with respect to the capital stock owned by such Shareholder. Such Shareholder has not at any time in any way reduced his risk or committed to reduce his risk with respect to the TMP Shares to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option, margin or other arrangement. Between January 1, 1998 and the Closing Date, such Shareholder has not owned any shares of TMP Common Stock.

            3.39 REGULATORY MATTERS.

Such Shareholder has not taken or agreed to take any action that would, or has knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any governmental authorities referred to in SECTION 6.2(C) hereof.

            3.40 POWER OF ATTORNEY.

Such Shareholder has not given to any person or entity for any purpose any power of attorney with respect to the Merger.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF TMP

            As an inducement to the Company and the Shareholders to enter into and perform their respective obligations under this Agreement, TMP hereby represents and warrants to the Company and the Shareholders as follows:

            4.1 ORGANIZATION AND GOOD STANDING; POWER.

TMP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TMP has full power and authority to execute and deliver this Agreement and the Merger Documents, to perform its obligations hereunder and thereunder and to consummate the Merger contemplated hereby and thereby.

            4.2 AUTHORIZATION.

The execution and delivery of this Agreement and the Merger Documents, and the performance by TMP of its obligations hereunder and thereunder, and the consummation of the Merger have been duly authorized by TMP. This Agreement and the Merger Documents have been duly executed and delivered by TMP and constitute the legal, valid and binding obligations of TMP, enforceable against TMP in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

            4.3 NO VIOLATION.

The execution, delivery and performance by TMP of this Agreement and the Merger Documents and the consummation of the transactions contemplated herein and therein do not and will not:

            (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which TMP or any of its properties or assets may be bound or affected;

            (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

            (c) conflict with or violate any provision of the certificate of incorporation or bylaws, each as heretofore amended, of TMP.

            4.4 NO CONSENT REQUIRED.

No consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by TMP in connection with the authorization, execution, delivery or performance of this Agreement, the Merger Documents or the Merger.

            4.5 TMP FILINGS.

The following information with respect to TMP is available in the Edgar database on the website of the U.S. Securities and Exchange Commission (the "SEC") at HTTP://WWW.SEC.GOV: (i) TMP's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) TMP's Proxy Statement dated May 19, 2000, (iii) TMP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, (iv) TMP's Registration Statement on Form S-1 (SEC file number 333-41996) and all amendments thereto and (v) TMP's Current Reports on Form 8-K filed in 2000 (collectively referred to herein as the "Exchange Act Filings"). None of the Exchange Act Filings, as of their respective filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent Exchange Act Filing). Except as disclosed to the Shareholders in writing, in materials filed by TMP pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by TMP (including but not limited to those from time to time posted at or available through Nasdaq's website at HTTP://WWW.NASDAQ.COM), there has been no material adverse change in the financial condition of TMP since January 1, 2000, and as of the date hereof and the Closing Date, taken collectively, the Exchange Act Filings and such press releases do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

            4.6 COMPLIANCE WITH RULE 144.

TMP agrees to (i) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about TMP; (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by TMP under the Exchange Act; and (iii) furnish to the Shareholders upon request (x) a written statement by TMP as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Exchange Act; (y) a copy of the most recent annual or quarterly report of TMP and (z) such other reports and documents of TMP as the Shareholders may reasonably request.

            4.7 ISSUANCE.

The TMP Shares to be delivered by TMP hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

            4.8 TMP SHARES.

The TMP Shares to be delivered to the Shareholders hereunder constitute "voting stock" within the meaning of Section 368(a)(2)(B) of the Code.

                                   ARTICLE V

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

            6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF TMP .

The obligations of TMP under this Agreement to consummate the Merger will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of TMP:

            (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND Warranties. There shall have been no material breach by the Company or the Shareholders in the performance of any of their respective covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year (it being understood that representations and warranties made "as of the date hereof" are not as of a date specified by month, day and year), which shall be true and correct in all material respects as of such specified date. TMP shall receive at the Closing a certificate dated and validly executed on behalf of the Company and the Shareholders certifying, in such detail as TMP may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company and the Shareholders contained in this Agreement, specifying in detail the extent of any breaches thereof.

            (b) DELIVERY OF DOCUMENTS. TMP shall have received all documents and other items to be delivered under SECTION 7.2.

            (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company, the Shareholders or TMP's interests, could reasonably be expected to have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company, (ii) TMP or its Affiliates, or (iii) the benefits to TMP or its Affiliates of the Merger. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the Merger or restraining or prohibiting the consummation of such transactions or compelling TMP to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All Requisite Regulatory Approvals (as defined in SECTION 10.10) shall have been made, obtained or expired, as the case may be, and all such Requisite Regulatory Approvals shall be in full force and effect.

            (d) DAMAGE OR DESTRUCTION. From the date hereof until the Closing, there shall have been no material loss or destruction of any portion of the properties or assets of the Company, nor any institution or threat of any condemnation or other proceedings to acquire or limit the use of any of the properties or assets of the Company.

            (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company.

            (f) APPROVAL BY TMP'S COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for TMP including, without limitation, such accountants' conclusion that the acquisition of the Equity Interests by TMP may be accounted for by TMP as a pooling of interests.

            (g) TERMINATION OF COMPANY 401(K) PLAN. The Board of Directors of the Company shall have adopted a resolution terminating the Rich, Gardner & Associates, Ltd. 401(k) Retirement Plan (the "Company 401(k) Plan") as of a date prior to the Closing Date.

            (h) PAYMENT OF ACCOUNTS PAYABLE. The Company shall have paid all accounts payable owed and outstanding as of the Closing Date.

            6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS.

The obligations of the Company and the Shareholders under this Agreement to consummate the Merger contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company and the Shareholders:

            (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND Warranties. There shall have been no material breach by TMP in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of TMP contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year (it being understood that representations and warranties made "as of the date hereof" are not as of a date specified by month, day and year), which shall be true and correct in all material respects as of such specified date. The Company on behalf of itself and the Shareholders shall receive at the Closing a certificate dated as of the Closing and executed on behalf of TMP, certifying in such detail as the Company may reasonably require, as to the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of TMP contained in this Agreement, specifying in detail the extent of any breaches thereof.

            (b) DELIVERY OF DOCUMENTS. The Company on behalf of itself and the Shareholders shall have received all documents and other items to be delivered by TMP under SECTION 7.3.

            (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company, the Shareholders or TMP's interests, would have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company, (ii) TMP or its Affiliates, or (iii) the benefits to TMP or its Affiliates of the Merger. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the Merger or restraining or prohibiting the consummation of such transactions or compelling TMP to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. Requisite Regulatory Approvals shall have been obtained, made or expired, as the case may be, and all such Requisite Regulatory Approvals shall be in full force and effect.

            (d) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company.

            (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company.

                                  ARTICLE VII
                                     CLOSING

            7.1 CLOSING.

The consummation of the Merger shall be closed (the "Closing") at the office of Fulbright & Jaworski L.L.P., 666 5th Avenue, New York, NY 10103 no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in ARTICLE VI hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "Closing Date"). In the event that the Merger has not closed on or before August 31, 2000, and (i) on such date the Company and the Shareholders on the one hand or TMP on the other is ready, willing and able to satisfy the conditions precedent to Closing of the other parties (the "Ready Party") and the other parties are not so ready, willing and able, or (ii) the conditions to a party's obligations set forth in Article VI hereof are not satisfied (except as a result of a material default or breach of this Agreement by such party) (the "Specified Party"), then the Ready Party or Specified Party may, in addition to any other remedies it may have, terminate this Agreement upon written notice to the others without liability to such other parties.

            7.2 DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS.

At the Closing, the Company and the Shareholders shall deliver or cause to be delivered to TMP:

            (a) STOCK CERTIFICATES AND INSTRUMENTS OF CONVEYANCE. Certificate(s) for all of the Company's outstanding Equity Interests, accompanied by stock power(s) duly executed in blank, with all necessary stock transfer and other documentary stamps attached, and all Transfer Documents, including evidence that any capital stock which was converted for a share of Equity Interests, has terminated and is of no force or effect;

            (b) CONSENTS. Copies of all written consents required to be obtained by either of them in connection with the mergers contemplated by this Agreement and the Merger Documents, if any, in form and substance reasonably satisfactory to TMP;

            (c) OPINION OF COUNSEL. An opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to TMP, addressing the matters set forth in SECTIONS 3.1, 3.2(A), 3.5, 3.6, 3.7 and 3.26;

            (d) CORPORATE DOCUMENTS. The articles of incorporation of the Company certified by an appropriate official of its jurisdiction of incorporation as being in effect as of a recent date, and bylaws of the Company certified by an appropriate officer of the Company as in effect at the Closing;

            (e) CERTIFICATE OF GOOD STANDING. Certificate of good standing, dated as of a recent date, issued by an appropriate official of the State of Georgia;

            (f) BOARD AND SHAREHOLDER RESOLUTIONS. A copy of the resolutions of the Board of Directors and of the Shareholders of the Company certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date, authorizing execution and delivery of this Agreement and the Merger Documents and performance, and the appointment and elections of officers and directors of the Company and consummation of the Merger contemplated hereby and thereby by the Company;

            (g) BOARD RESOLUTIONS FOR 401(K) PLAN TERMINATION. A copy of the resolutions of the Board of Directors of the Company certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date, authorizing the termination of the Company 401(k) Plan in accordance with Section 6.1(g) of this Agreement.

            (h) RESIGNATIONS. Resignations of all of the directors and officers of the Company, effective as of the Closing;

            (i) OTHER DOCUMENTS. Such other documents and instruments as TMP or its counsel or accountants reasonably shall deem necessary to consummate the Merger;

            (j) LEASE AGREEMENT. The Lease Agreement attached hereto as EXHIBIT A duly executed by Rich Gardner Property, LLC;

            (k) EMPLOYMENT AGREEMENT. An employment agreement, duly executed by Fred Rich, substantially in the form attached hereto as EXHIBIT B (the "Employment Agreement"); and

            (l) CERTIFICATE OF MERGER. The Certificate of Merger, duly executed by the Company.

            (m) LIEN SEARCHES. Such lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other liens recorded against either Company or any of their assets or properties as of a date that is not more than ten (10) days prior to the Closing Date.

            (n) TERMINATION OF SHAREHOLDER AGREEMENTS AND ORAL LEASE. Terminations of all Shareholders agreements, buy-sell agreements or similar agreements among the Shareholders of the Company as well as a termination of the oral lease with Rich Gardner Property LLC for the condominium at the Inlet Reef Club.

            (o) CAR LEASES AND INSURANCE. The car leases identified in paragraphs (e) and (f) of Schedule 3.11(b) have been transferred to Rich and Gardner, respectively and the insurance policies relating to all automobiles have been terminated or transferred to Rich and Gardner or shall be terminated or transferred within 30 days of the Closing.

            (p) LIFE INSURANCE. The life insurance policies held by the Company on the lives of Rich and Gardner, respectively, have been transferred to Rich and Gardner or will be transferred within 30 days of the Closing.

            All documents delivered to TMP shall be in form and substance reasonably satisfactory to counsel and accountants for TMP.

            7.3 DELIVERIES BY TMP.

            At the Closing, TMP will deliver to the Company and/or the Shareholders, simultaneously with delivery of the items referred to in SECTION
7.2 above:

            (a) LEASE AGREEMENT. The Lease Agreement attached hereto as EXHIBIT A duly executed by TMP;

            (b) EMPLOYMENT AGREEMENT. The Employment Agreement attached hereto as Exhibit B duly executed by TMP;

            (c) CERTIFICATE OF MERGER. The Certificate of Merger, duly executed by TMP; and

            (d) OTHER DOCUMENTS. Such other documents and instruments as the Company, the Shareholders or their counsel or accountants reasonably shall deem necessary to consummate the Merger.

            All documents delivered to the Company and/or the Shareholders shall be in form and substance reasonably satisfactory to counsel for the Company and the Shareholders.

            7.4 FILINGS AT THE CLOSING.

            Subject to the provisions of this ARTICLE VII, TMP shall file at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the GCL, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                  ARTICLE VIII
                                OTHER AGREEMENTS

            8.1 CONFIDENTIALITY.

            (a) After the Closing, such Shareholder and his Affiliates shall strictly maintain the confidentiality of all information, documents and materials relating to the mergers contemplated by this Agreement, including without limitation the existence of this Agreement and the terms thereof, except to the extent disclosure of any such information is required by law or authorized by TMP, or otherwise made publicly available by TMP, or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that such Shareholder reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this SECTION 8.1, such Shareholder will (i) provide TMP with prompt notice before such disclosure in order that TMP may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with TMP in attempting to obtain such order or assurance. The provisions of this SECTION 8.1 shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by such Shareholder or his Affiliates of this Agreement or becomes known in the industry through no wrongful act on the part of such Shareholder or any of his Affiliates.

            (b) NONCOMPETITION. Each of Rich and Gardner acknowledges that he has extensive knowledge and a unique understanding of the Business, has been directly involved with the establishment and continued development of the Company's client relations and has had access to the proprietary and confidential information used in the Business. Each of Rich and Gardner further acknowledges that if he was to compete, directly or indirectly, with TMP in the Business following the Closing, great harm would come to TMP thereby potentially decreasing any value associated with the Merger. In furtherance of the Merger, by virtue of the transactions contemplated hereby and to more effectively protect the value of the Company after the Merger, each of Rich and Gardner covenants and agrees that, for a period beginning on the Closing and ending on the date which is three years after the Closing Date, neither of Rich or Gardner shall, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in or into the United States (the "TERRITORY"), other than on behalf of and as an employee of TMP or an Affiliate of TMP. Notwithstanding the foregoing, nothing contained in this SECTION 8.1(B) shall prohibit the Shareholders from owning, directly or indirectly, not more than an aggregate of one percent (1%) of any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market. Each of the Shareholders acknowledges that the covenants contained in this ARTICLE VIII are essential conditions for TMP entering into this Agreement without which TMP would not have entered into this Agreement or have paid the consideration payable by it. Each of the Shareholders acknowledges that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of TMP.

            (c) NONSOLICITATION. Without limiting the provisions of SECTION 8.1(A) or (B) hereof, each of Rich and Gardner agrees that, for a period beginning on the Closing Date and ending on the date which is three years after the Closing Date, neither Rich nor Gardner shall directly or indirectly, as employee, agent, consultant principal or otherwise (i) solicit any Business from, provide any services related to the Business to, in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between TMP or any of its Affiliates with any person or entity both
(x) to whom the Company, TMP or any of their respective Affiliates provided services at any time during the one year period preceding the date Rich or Gardner, as the case may be, ceases to be employed by TMP or an Affiliate of TMP, or to whom the Company, TMP or any of their respective Affiliates made a presentation at any time during the six month period preceding such date, and
(y) with whom Rich or Gardner or any employee or consultant reporting to Rich or Gardner has or had any involvement or interaction while an employee of the Company, TMP or any of their respective Affiliates, including, without limitation, in the context of marketing, recruiting, client development or provision of services, or (ii) employ or solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates with any person who is or was an employee of the Company, TMP or any of their respective Affiliates at any time during the one year period preceding the date Rich or Gardner, as the case may be, ceases to be employed by the Company, TMP or an Affiliate of TMP, other than on behalf of and as an employee of the Company, TMP or an Affiliate of TMP.

            (d) Without limiting the right of TMP to pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this SECTION 8.1 by each Shareholder, or any of his respective Affiliates, it is agreed that other remedies cannot fully compensate TMP for such a violation and that TMP shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without bond and without the necessity of showing actual money damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this SECTION 8.1, any term, restriction, covenant or promise in this SECTION 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

            8.2 TRADING PROHIBITION.

The Company and each Shareholder hereby acknowledge that the Merger and information disclosed and to be disclosed to the Company, such Shareholder and their representatives may, from time to time, constitute or include material non-public information concerning TMP. The Company and each Shareholder acknowledges that they are aware, and that they have advised and will continue to advise all employees and representatives of the Company or such Shareholder to whom the existence of the Merger or any such information has been or may be disclosed that (i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement. The Shareholders will not in any way sell, transfer or assign any TMP Shares to be acquired by them, reduce their risk or commit to reduce their risk with respect to the TMP Shares to be acquired by them, whether by entering into a put, collar, option, margin or other arrangement, until after the filing with the SEC of financial results of TMP covering at least 30 days of post-Closing combined operations of TMP and the Company.

            8.3 SURVIVAL OF REPRESENTATION AND WARRANTIES.

All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for the applicable period of time set forth in this SECTION 8.3. Any representations, warranties or portion thereof the breach or misrepresentation with respect to which would be expected to be encountered or discerned in the audit of the financial statements of TMP for the fiscal year ending December 31, 2000 shall survive until the date TMP's independent certified public accountants issue their final report and opinion on such audit. Any other representations and warranties shall survive for a period of one year after the Closing.

            8.4 COOPERATION AFTER THE CLOSING.

The Shareholders will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Merger Documents, including transfer of automobile leases and insurance policies after the Closing. Without limiting the other obligations of the

Shareholders hereunder, each of the Shareholders agrees that, after the Closing, he shall provide reasonable cooperation and assistance to TMP, at TMP's sole cost and expense, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement.

            8.5 REGISTRATION OF TMP SHARES.

            (a) REGISTRATION. TMP shall, for the benefit of each Shareholder, at TMP's expense, (i) use its best efforts to cause to be filed with the SEC within 120 days after the Closing a resale registration statement (the "REGISTRATION STATEMENT") to register 100% of the TMP Shares issued to the Shareholders at Closing, (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act by the SEC as soon as practicable and (iii) use its commercially reasonable efforts to keep such Registration Statement effective until the first anniversary of the Closing Date. The foregoing obligation of TMP shall be subject to TMP's receipt of all necessary accountants' consents and TMP's ability to comply with (i) all applicable federal and state securities laws, including those pertaining to the Registration Statement and (ii) all applicable confidentiality agreements. Each of the Shareholders hereby agrees to furnish to TMP all information with respect to such Shareholder necessary to make the disclosure in the Registration Statement with respect to such Shareholder not materially misleading. TMP further agrees, if necessary, to use commercially reasonable efforts to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by TMP for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for resale registrations, subject to TMP's receipt of all necessary accountants' consents and TMP's ability to comply with (i) all applicable federal and state securities laws, including those pertaining to the Registration Statement and (ii) all applicable confidentiality agreements. Notwithstanding the foregoing, if in TMP's opinion, the disclosure of information required to make the Registration Statement not materially misleading would cause harm to TMP, TMP may prevent such Shareholder from using the Registration Statement until such time as TMP discloses such information as may be necessary so that the Registration Statement is no longer materially misleading. In such event, TMP agrees to release such information as soon as is reasonably practicable.

            (b) DISPOSITION. Notwithstanding the generality of the foregoing clauses, each Shareholder agrees that upon notice from TMP at any time or from time to time during the time the prospectus relating to the securities proposed to be sold by such Shareholder is required to be delivered under the Securities Act of the happening of any event as a result of which, in TMP's opinion, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Shareholder will forthwith discontinue such Shareholders' disposition of such securities pursuant to the Registration Statement until the time of such Shareholder's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include, in TMP's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. It is understood and agreed that, after the Registration Statement has been declared effective, its effectiveness may be suspended pursuant to this SECTION 8.5(B)
on one more occasions for up to an aggregate of 90 days; PROVIDED, that no single suspension of such effectiveness shall be in effect for more than 45 consecutive days.

            (c) USE OF REGISTRATION STATEMENT. Each Shareholder agrees that it will give TMP five business days notice in writing prior to any proposed utilization of the Registration Statement specifying the proposed number of shares of TMP Common Stock to be sold and the proposed dates of sale (which date shall be no more than ten days from the date of notice) and also specifying the proposed manner of sale. Such notice to be given by facsimile transmission for the attention of Myron Olesnyckyj, Esq., telecopy number (212) 940-3908. TMP must, if it wishes to prevent any Shareholder from using the Registration Statement, give notice to such effect to such Shareholder by the expiration of such five business day period. To the extent that any sale is not consummated within seven days of the proposed date of sale indicated in the original notice from any Shareholder, any proposed sale utilizing the Registration Statement shall once again be subject to the provisions of SECTION 8.5(B) and this SECTION 8.5(C). It is understood that TMP's failure to respond to any notice of proposed sale shall not be construed as permission to sell TMP shares in contravention of any other obligation of such Shareholder (such as contractual restrictions of resale set forth elsewhere in this Agreement).

            (d) PUBLIC INFORMATION. During the one-year period commencing on the first anniversary of the Closing, for so long as TMP is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the TMP Shares are not freely tradable, TMP will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of the Shareholders who then own TMP shares delivered to turn at the Closing (i) make publicly available such information as is necessary to permit sales of TMP Shares pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable the Shareholders to sell their TMP Shares without registration under the Securities Act as provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

            8.6 TAX MATTERS.

            (a) TAX RETURNS. TMP shall be responsible for preparing or causing to be prepared, and filing Tax Returns required to be filed by the Company after the Closing Date; PROVIDED, HOWEVER, that the Shareholders shall have the right to prepare and file, at their sole cost and expense, the Tax Returns of the Company for the "S short year" (within the meaning of Section 1362(e)(1)(A) of the Code), which shall be delivered to TMP for filing no later than thirty (30) days prior to the filing of such returns, and shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws.

            (b) PRE-CLOSING PERIOD/POST-CLOSING PERIOD. For purposes of this Agreement, (i) the allocation of Taxes for a Straddle Period (as defined in SECTION 10.10 below) between the period prior to the Closing Date (the "PRE-CLOSING PERIOD") and the period after the Closing Date (the "POST-CLOSING PERIOD") shall be made on the basis of an interim Closing of the books as of the end of the Closing Date, except as otherwise provided in clause (iii) of this
SECTION 8.6(B);

(ii) any Tax resulting from any transaction undertaken pursuant to or contemplated by this Agreement is attributable to the Pre-Closing Period; and
(iii) the portion of any franchise Taxes based on capitalization, debt or shares of stock authorized, issued and outstanding and AD VALOREM Taxes attributable to the Straddle Period shall be divided between the Pre-Closing Period and the Post-Closing Period based on the number of days in the period ending on the Closing Date. TMP agrees to make available, upon reasonable notice, any books or records of the Company reasonably required by the Company or the Shareholders after the Closing.

            (c) NOTIFICATION. TMP and the Shareholders shall promptly notify each other in writing of any notice of any Tax audits of or assessments against the Company for any Pre-Closing Periods. The failure of one party to notify the other party of any such audit or assessment shall not relieve the other party of its indemnification obligations under this Agreement except to the extent any such failure actually prejudices the defense of any Tax claim. The Shareholders shall, at their sole expense and in their reasonable discretion, either settle any Tax claim with respect to any Tax assessed directly against the Shareholders for any Pre-Closing Period at such time and on such terms as they shall deem appropriate or assume the entire defense thereof; PROVIDED, HOWEVER, that the Shareholders shall in no event take any position in such settlement or defense that subjects TMP or any affiliate thereof, or the Company to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, the Shareholders shall not settle any Tax claim without the prior written consent of TMP, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would, in any manner whatsoever, increase the Tax liability of TMP or the Company for any Post-Closing Period. Except as set forth in this SECTION 8.6(C), the Shareholders shall not file or cause to be filed any amended Tax Return for a Pre-Closing Period on behalf of the Company without the prior written consent of TMP.

            8.7 COMPANY 401(K) PLAN.

            Prior to the Closing, the Company will take such actions as may be required in order to effect, as of a date prior to the Closing, the termination of the Company 401(k) Plan.

                                   ARTICLE IX
                                 INDEMNIFICATION

            9.1 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS.

            (a) Subject to SECTION 9.1(B), from and after the Closing, the Company and each Shareholder agree, jointly and severally, to indemnify, defend and save TMP and its Affiliates, and each of their respective officers, directors, employees, agents, employee benefit plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an "INDEMNIFIED TMP PARTY"), harmless from and against, and to promptly pay to an Indemnified TMP Party or reimburse an Indemnified TMP Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "LOSS" and collectively, the "LOSSES") sustained or incurred by any Indemnified TMP Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Company or any Shareholder, (ii) any non-compliance with or breach by the Company or any Shareholder, or any Affiliate of the Company or any Shareholder, of any of their respective covenants or agreements contained in this Agreement or the Merger Documents to be performed by the Company, Shareholders, or any Affiliate of the Company or the Shareholders, (iii) allegations by a third party that is not an Indemnified TMP Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Company or any Shareholder or non-compliance with or breach by the Company or any Shareholder of any of their respective covenants or agreements contained in this Agreement or the Merger Documents to be performed by any Shareholder, the Company or any or their respective Affiliates, (iv) any claims, suits, actions, complaints, allegations or demands which have been or may be brought against the Company, any of the Shareholders, TMP, and their respective Affiliates and any of their respective officers, directors, employees or agents, including by the Specified Entities (as defined below), relating to the claims set forth on
Schedule 3.26 or arising from similar facts and circumstances as any claims brought by the Specified Entities, and (v) Taxes owed by the Company pursuant to
SECTION 8.6 hereof.

            (b) Notwithstanding SECTION 9.1(A), no Indemnified TMP Party shall be entitled to indemnification under this SECTION 9.1 until the total Losses under SECTION 9.1(A) shall exceed $100,000 (the "INDEMNIFICATION Threshold"). Once total Losses under SECTION 9.1(A) exceed the Indemnification Threshold, each Indemnified TMP Party shall be entitled to indemnification for the full amount of any and all such Losses, including the first $100,000 of Losses applied to the Indemnification Threshold. The Indemnification Threshold shall not apply to any Loss arising out of a breach of a representation or warranty made in SECTIONS 3.5, 3.25 and 3.30; in the event of such a breach by the Company or the Shareholders, the Indemnified TMP Party shall be entitled to full recovery of all Losses under SECTION 9.1(A) to the extent of the Purchase Price. In addition, the aggregate maximum amount of Losses for which the Shareholders shall be liable pursuant to SECTION 9.1 hereof shall be the Purchase Price.

            (c) If the Indemnified TMP Party is TMP or another non-natural person Affiliate of TMP, then the Shareholders shall be entitled, at their sole option, to satisfy their indemnification obligations under this SECTION 9.1 by surrendering that number of TMP Shares obtained by dividing (i) the amount of such indemnification obligation by (ii) the Imputed TMP Share Value.

            9.2 INDEMNIFICATION BY TMP.

From and after the Closing, TMP agrees to indemnify, defend and save each Shareholder and his Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an "Indemnified Seller Party") harmless from and against, and to promptly pay to an Indemnified

Seller Party or reimburse an Indemnified Seller Party for, any and all Losses sustained or incurred by any Indemnified Seller Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by TMP or (ii) any non-compliance with or breach by TMP or any Affiliate of TMP of any of the covenants or agreements contained in this Agreement or the Merger Documents to be performed by TMP or any of its Affiliates.

            9.3 PROCEDURE FOR INDEMNIFICATION.

The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

            (a) The party who is seeking indemnification (the "CLAIMANT") shall give written notice to the party from whom indemnification is sought (the "INDEMNITOR") promptly after the Claimant learns of the claim or proceeding; PROVIDED, that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

            (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

            9.4 ADDITIONAL LIMITATIONS ON INDEMNIFICATION RIGHTS.

            (a) Subject to the provisions of SECTIONS 9.4(B) and (C) below it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement or the Merger Documents after such representation, warranty or applicable portion thereof has been extinguished in accordance with
SECTION 8.3 hereof. The date on which a claim would be extinguished in accordance with SECTION 8.3 but for the provisions of this SECTION 9.4 is sometimes referred to as the "EXPIRATION DATE" of such claim.

            (b) Notwithstanding anything in this Agreement or this SECTION 9.4 to the contrary, any and all Losses sustained or incurred by any Indemnified TMP Party relating to, resulting from, arising out of, or otherwise by virtue of any and all claims, suits, actions, complaints, allegations or demands of the persons or entities described in SCHEDULE 3.26 (the "SPECIFIED ENTITIES") shall be subject to the indemnification obligations of the Company and the

Shareholders under, and shall be deemed Losses for which the Indemnified TMP Parties are entitled to indemnification under, SECTIONS 9.1 and 9.3 hereof, despite the disclosure of some or all of such matters or potential matters in the Schedules to this Agreement (including but not limited to SCHEDULE 3.26). The particular indemnification obligation relating to the Specified Entities shall survive until the later of (i) thirty days after the expiration of all applicable statutes of limitations (including extensions thereof) applicable to any claims, suits, actions, complaints, allegations or demands the Specified Entities may bring relating to, resulting from, arising out of or otherwise by virtue of any acts or omissions or alleged acts or omissions of the Company or any of its employees or representatives, or (ii) the Shareholders' or the Company's satisfaction in full of any and all obligations (contingent or otherwise) the Company, TMP or the Shareholders may have upon the rendering of a final and unappealable judgment of a court of competent jurisdiction with respect to any and all claims, suits, actions, complaints, allegations or demands the aforesaid Specified Entities may bring relating to, resulting from, arising out of or otherwise by virtue of any acts or omissions or alleged acts or omissions of the Company or its employees or representatives.

            (c) In order to ensure that the transactions contemplated by this Agreement and the Merger Documents qualify for treatment as a pooling of interests, the parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation or applicable portion thereof set forth in this Agreement or Merger Documents that is not resolved by the applicable Expiration Date shall promptly be submitted to the American Arbitration Association to be resolved by binding arbitration in accordance with their rules, it being understood that this SECTION 9.4(C) does not apply to any claims, suits, actions, complaints, allegations or demands brought by or related to the Specified Entities. The place of arbitration shall be New York, New York. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by TMP within ten (10) business days prior to the applicable Expiration Date and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy within ten (10) business days prior to the applicable Expiration Date and one of whom shall be appointed by such two arbitrators within five (5) business days prior to the applicable Expiration Date. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or soon as practicable and, in any event, by the Expiration Date. The decision of the arbitrators shall be binding on all parties thereto and the party against which a finding is made shall be responsible for all costs, fees and expenses of such arbitration in addition to any damages or other amounts awarded.

            9.5 WAIVER OF CLAIMS.

Without in any way limiting the obligations of the Shareholders under this Agreement, each Shareholders hereby expressly and irrevocably waive any rights of contribution, subrogation, recoupment, counterclaim, set-off or indemnification that such Shareholders may have against the Company.

            9.6 SOLE REMEDY FOR DAMAGES.

Subject to the provisions of the next sentence of this SECTION 9.6, the indemnification obligations of the parties set forth in this ARTICLE IX shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement. Notwithstanding the foregoing, the terms of this
SECTION 9.6 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.


                                   ARTICLE X
                                  MISCELLANEOUS

            10.1 NOTICES, CONSENTS, ETC.

Any notices, consents or other communication required to be sent or given hereunder to any of the parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (iii) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing.

            All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing:

            (a) If to the Shareholders:

                        Fred Rich
                        765 Danbridge Way
                        Roswell, Georgia 30076

                        Furman Gardner
                        8015 Innsbruck Drive
                        Dunwoody, Georgia 30350

                        With a copy to:

                        Kaufman, Chaiken, Miller & Klorfein
                        400 Perimeter Center Terrace
                        Suite 700
                        Atlanta, GA 30346
                        Attn: Robert J. Kaufman, Esq.
                        Fax: (770) 395-6720

            (b) If to the Company prior to the Closing:

                       Rich/Gardner & Associates Ltd.
                       Roswell Ridge Office Park
                       8215 Roswell Road, Building 800
                       Atlanta, GA 30350
                       Fax: (770) 698-0620

                  With a copy to:

                       Kaufman, Chaiken, Miller & Klofein
                       400 Perimeter Center Terrace
                       Suite 700
                       Atlanta, GA 30346
                       Attn: Robert Kaufman, Esq.
                       Fax: (770) 395-6720

            (c) If to TMP or the Company after the Closing:

                       TMP Worldwide Inc.
                       622 Third Avenue
                       New York, NY  10017
                       Attn: Mr. Nigel Crouch

                  With a copy to:

                       TMP Worldwide Inc.
                       622 Third Avenue
                       New York, NY  10017
                       Attn: Myron Olesnyckyj, Esq.

            10.2 SEVERABILITY.

The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

            10.3 AMENDMENT AND WAIVER.

This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

            10.4 DOCUMENTS.

Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

            10.5 COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

            10.6 EXPENSES.

The Shareholders shall pay their and the Company's costs and expenses, and TMP shall pay its costs and expenses, in each case incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Merger Documents, including without limitation all legal and accounting fees and expenses and fees and expenses relating to the preparation of the Financial Statements.

            10.7 GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflicts of law.

            10.8 HEADINGS.

The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

            10.9 ASSIGNMENT.

This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of TMP.

            10.10 DEFINITIONS.

For purposes of this Agreement, the following terms have the meaning set forth below:

            "AFFILIATE" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present Affiliate of such person or entity.

            "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group.

            "BUSINESS" shall mean the recruitment advertising business.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

            "PLAN AFFILIATE" means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code.

            "POST-CLOSING PERIOD" means any taxable period or portion thereof that is not a Pre-Closing Period.

            "PRE-CLOSING PERIOD" means a taxable period or portion thereof that ends on or prior to the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period.

            "REQUISITE REGULATORY APPROVALS" means the approval or consent of any court, administrative agency or commission or other federal, state or local government or governmental authority or instrumentality.

            "STRADDLE PERIOD" means a taxable period that begins prior to the Closing Date and ends after the Closing Date.

            "TAX" AND "TAXES" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

            "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            10.11 ENTIRE AGREEMENT.

This Agreement, the Merger Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing, which are not expressly set forth in this Agreement, the Merger Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Merger Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto.

            10.12 THIRD PARTIES.

Except as expressly set forth in ARTICLE VI, VII or VIII of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

            10.13 INTERPRETATIVE MATTERS.

Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b) words in the singular or plural include the singular and plural, (c) pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation.

            10.14 NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

            10.15 DEFAULT.

The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfill such obligation or covenant in default, without any notice or demand being required therefor.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    TMP WORLDWIDE INC.


                                    By: /s/ Thomas G. Collison
                                       ------------------------------
                                       Name:  Thomas G. Collison
                                       Title: Vice Chairman


                                    RICH, GARDNER & ASSOCIATES, LTD.


                                    By: /s/ Fred Rich
                                       ------------------------------
                                       Name:  Fred Rich
                                       Title: President


                                    /s/ Fred Rich
                                    ---------------------------------
                                    Fred Rich


                                    /s/ Furman Gardner
                                    ---------------------------------
                                    Furman Gardner

                                   SCHEDULE A



Name                                                  Stock Ownership
----                                                  ---------------

Fred Rich                                             525 Shares of Common Stock

Furman Gardner                                        475 Shares of Common Stock